As filed with the Securities and Exchange Commission on April 5, 2010

Registration Statement No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Reed's Inc.
(Exact name of registrant as specified in its charter)

Delaware	35-2177773
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

13000 South Spring Street, Los Angeles, CA	90061
(Address of Principal Executive Offices)	(Zip Code)

2010 Incentive Stock Plan
(Full title of the plan)

Christopher J. Reed Chief Executive Officer 13000 South Spring Street Los Angeles, California 90061
(Name and address of agent for service)

(310) 217-9400
(Telephone number, including area code, of agent for service)

with copies to: Ruba Qashu Qashu & Schoenthaler LLP 4695 MacArthur Court, 11th Floor Newport Beach, CA 92660

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ✓

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.0001 par value	25,000	$1.66	$41,500	$3.00

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, (the “Securities Act”) this registration statement shall also cover such indeterminate number of additional shares of the registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction that increases the number of the registrant’s outstanding shares to be offered pursuant to the applicable plan described herein

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h)(1) of the Securities Act as of April 1, 2010.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified by Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).  In accordance with Rule 428 of the Securities Act and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement (the “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission by Reed's, Inc., a Delaware corporation (the “Registrant”), are incorporated herein by reference as of their respective dates:

(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009 as filed with the Commission on March 30, 2010;

(b)	the Registrant’s Current Reports on Form 8-K as filed with the Commission on February 22, 2010, March 9, 2010 and March 23, 2010;

(c)	all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act after December 31, 2009; and

(d)
the description of the Registrant’s securities contained in any registration statement filed by the Registrant under the Securities Act, including any amendment or report filed by the Registrant under the Securities Act for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the respective filing dates of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”), as the same exists or may hereafter be amended, provides that a Delaware corporation may indemnify any persons who were, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee, or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145 of the DGCL.

The Registrant's amended certificate of incorporation provides that, to the fullest extent permitted by Delaware law, as it may be amended from time to time, none of its directors will be personally liable to it or its stockholders for monetary damages resulting from a breach of fiduciary duty as a director. The Registrant's amended certificate of incorporation also provides discretionary indemnification for the benefit of its directors, officers, and employees, to the fullest extent permitted by Delaware law, as it may be amended from time to time. Pursuant to the Registrant's bylaws, the Registrant is required to indemnify its directors, officers, employees and agents and has the discretion to advance their related expenses, to the fullest extent permitted by law.

These indemnification provisions may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

In addition, the Registrant does currently provide liability insurance coverage for its directors and officers.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Registrant’s directors, officers and controlling persons pursuant to the DGCL, the Registrant’s amended certificate of incorporation, bylaws or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. No pending material litigation or proceeding involving the Registrant's directors, executive officers, employees or other agents as to which indemnification is being sought exists, and the Registrant  is not aware of any pending or threatened material litigation that may result in claims for indemnification by any of its directors or executive officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Exhibit Description

4.1	2010 Incentive Stock Plan

5.1	Opinion of Qashu & Schoenthaler LLP

23.1	Consent of Weinberg & Company, PA

23.2	Consent of Qashu & Schoenthaler LLP (filed as part of Exhibit 5.1)

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement, to:

i.	include any prospectus required by section 10(a)(3) of the Securities Act;

ii.
reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

iii.
include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing this Registration Statement on Form S-8 and authorized this Registration Statement to be signed on its behalf by the undersigned, in Los Angeles, California on April 5, 2010.

REED’S, INC.
/s/ Christopher J. Reed Christopher J. Reed Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Reed’s, Inc. hereby constitutes and appoints Christopher J. Reed, his  attorney-in-fact and agent, with full power of substitution and resubstitution for her in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the shares of common stock under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or her substitute may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Christopher J. Reed	Chief Executive Officer, Chairman of the Board of Directors (Principal Executive Officer)	April 5, 2010
Christopher J. Reed

/s/ James Linesch	Chief Financial Officer (Principal Accounting Officer)	April 5, 2010
James Linesch

/s/ Judy Holloway Reed	Director	April 5, 2010
Judy Holloway Reed

/s/ Mark Harris	Director	April 5, 2010
Mark Harris

/s/ Daniel S.J. Muffoletto	Director	April 5, 2010
Daniel S.J. Muffoletto

/s/ Michael Fischman	Director	April 5, 2010
Michael Fischman